VICKERS & WARD
                                Bank One Center
                                   Suite 5700
                               Dallas Texas 75201
Email Vickers_Ward@email.com                            Telephone (214) 749-7789
Email [ward] 110@email.com                              Facsimile (214) 749-7773



March 21, 2001


Security Exchange Commission
Compliance Department
455th St. North West
Washington DC 205549

     Re: REPIPLINE.COM.INC., SB-2, Registration Statement under the Securities Act of 1933.

Dear Gentlemen

     This law firm has been retained to review the attached Form SB-2, of REPIPLINE.COM.INC., for purposes of compliance with the Securities Act of 1933. The statements made herein are based solely upon the information which was prepared by REPIPLINE.COM.INC., and no independent investigation or audit was conducted by this law firm. The opinions and statements contained herein are solely based upon that information provided by REPIPLINE.COM.INC., and should not be construed or used in any manner or for any additional purposes, other than those stated herein.

     The only securities which REPIPLINE.COM.INC. seeks to being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans. The information contained therein is in proper form, and contains all necessary information and disclosure. Such filing contains financial information as is necessary to provide all interested parties the ability to make a knowing and informed decision regarding this filing. All provisional requirements herein have been met, and the filing complies with all applicable laws of the State of Texas, and the Securities Act of 1933.

     Therefore, it appears that the attached filing should be allowed, and if any objection is made, such objection should conform to all requirements as set forth in the Securities Act of 1933.

                                                          Respectfully submitted

                                                          /s/ Lloyd Ward
                                                          ----------------------
                                                          Lloyd Ward



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